Exhibit 99.2

Pro Forma Combined Financial Statements

The following pro forma balance sheet has been derived from the balance sheet of Silver Pearl Enterprises, Inc. at December 31, 2009, and adjusts such information to give the effect of the acquisition of Keyuan International Group, LTD, a British Virgin Island corporation, as if the acquisition had occurred at December 31, 2009.  The following pro forma EPS statement has been derived from the income statement of Keyuan International Group, LTD,, and adjusts such information to give the effect that the acquisition by Silver Pearl Enterprises, Inc. at December 31, 2009 and 2008, respectively.  The pro forma balance sheet and EPS statement is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at December 31, 2009 and 2008.

PRO FORMA CONSOLIDATED BALANCE SHEET
(Unaudited)

	Keyuan International Group LTD.	Silver Pearl Enterprises, Inc.
	December 31,	December 31,
	2009	2009
	(audited)	(audited)	Adjustments		Proforma

ASSETS

Current assets:
Cash and cash equivalents	$14,030,655	$454	$(454)	A	$34,932,951,
			$(400,000)	C
			21,302,296	D
Restricted cash	6,012,690				$6,012,690
Trade notes receivable	400,491				$400,491
Inventory	32,595,045				32,595,045
Advance payments	7,417,202				7,417,202
Prepaid VAT taxes	15,263,949				15,263,949
Due from directors	211,493				211,493
Due from shareholders	50,000				50,000
Due from unrelated parties	1,068,741				1,068,741
Deferred tax assets	3,486,922				3,486,922
Other current assets	320,213		-		320,213

Total current assets	80,857,401	454	20,901,842		$101,759,697

Property, plant and equipment, net	$131,824,617	-			$131,824,617

Other assets:
Intangible assets, net	6,378,316	-			6,378,316
Deferred tax assets	-	-	-		-

Total other assets	6,378,316	-	-		6,378,316

Total assets	$219,060,334	$454	$20,901,842		$239,962,630

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term bank loans	$82,885,500	$-			$82,885,500
Current portion of long-term bank loans	$7,628,400	-			7,628,400
Accounts payable - trade and accrued expenses	2,888,860	25,950	(25,950)	A	2,888,860
Accounts payable - construction related	45,374,656	-			45,374,656
Trade notes payable	13,719,134	-			13,719,134
Advance from customers	16,549,644	-			16,549,644
Due to former shareholder	733,500				733,500
Due to unrelated parties	953,550				953,550
Due to related parties	-	16,500	(16,500)	A
Other current liabilities	290,631				290,631

Total current liabilities	171,023,875	42,450	(42,450)	A	$171,023,875

Long term liabilities:

Revolving line-of-credit - related party	-	58,717	(58,717)	A	$37,408,500
Long-term bank loans	37,408,500				37,408,500

Total long-term liabilities	37,408,500	58,717	(58,717)	A	37,408,500

Total Liabilities	208,432,375	101,167	(101,167)	A	$208,432,375

Stockholders' equity
Common stock ($1 par value; authorized - 50,000 shares; 3,094,362 issued and outstanding)	50,000	5,697			3,095
			(50,000)	D
			(3,264)	C
			662	D
Series A preferred stock,$0.001 par value, 20,000,000 authorized, 5,954,058 issued and outstanding	-	-	5,954		5,954
Series M preferred stock,$0.001 par value, 47,658 authorized, 47,658 issued and outstanding	-	-	48	B	48
Additional paid in capital	20,179,997	555,453	(561,150)	A	41,123,196
			(48)	B
			50,000	D
			(396,736)	C
			21,295,680	E
Retained earning (deficit)	(10,664,819)	(661,863)	661,863	A	(10,664,819)
Accumulated other comprehensive income	1,062,781	-			$1,062,781

Total stockholders' equity (deficit)	$10,627,959	$(100,713)	$21,003,009		$31,530,255

Total liabilities and stockholders' equity	$219,060,334	454	20,901,842		$239,962,630

See notes to financial statements

PRO FORMA EPS (UNAUDITED)

	Keyuan International Group LTD.	Keyuan International Group LTD.
	Year Ended	Year Ended
	December 31,	December 31,
	2009	2008
	(unaudited)	(unaudited)

Net income/(loss)	$(8,833,069)	$(1,501,928)

Other comprehensive income (loss)
Foreign currency translation gain	15,991	649,089

Comprehensive income (loss)	$(8,817,078)	$(852,839)

Net income (loss) per Share
Basic	$(3.63)	$(0.62)
Diluted	$(3.63)	$(0.62)

Weighted average shares outstanding
Basic	2,432,800	2,432,800
Diluted	2,432,800	2,432,800

See notes to financial statements

PRO FORMA CONSOLIDATED INCOME STATEMENT (UNAUDITED)

	Keyuan International Group LTD.	Silver Pearl Enterprises, Inc.
	Year ended	Year ended
	December 31,	December 31,
	2009	2009
	(unaudited)	(unaudited)	Adjustments		Proforma

Sales	$68,653,603	$-	-	A	68,653,603
Cost of sales	75,311,595	-	-		75,311,595

Gross profit (loss)	(6,657,992)	-	-	A	(6,657,992)

Operating expenses:
Selling expenses	24,836	-	-	A	24,836
General and administrative expenses	2,714,093	15,492	(15,492)		2,714,093

Total	2,738,929	15,492	(15,492)	A	2,738,929

Income/(loss) from operations	(9,396,921)	(15,492)	15,492		(9,396,921)

Other income (expense):
Interest income (expense), net	(2,031,983)	(2,473)	2,473	A	(2,031,983)
Non-operating expenses	(348,515)	-	-		(348,515)
Unrealized gain (loss) on securities	-	305	(305)		-
Dividend income	-	8	(8)		-

Other income (expense), net	(2,380,498)	(2,160)	2,160	A	(2,380,498)

Loss before provision (benefit) for income tax	(11,777,419)	(17,652)	17,652	A	(11,777,419)

Provision (benefit) for income taxes
Current year	-	-			-
Deferred	(2,944,350)	-			(2,944,350)

Net income/(loss)	$(8,833,069)	$(17,652)	$17,652	A	(8,833,069)

Other comprehensive income (loss)
Foreign currency translation adjustment	15,991	-	-		15,991

Total comprehensive income (loss)	$(8,817,078)	$(17,652)	$17,652	A	(8,817,078)

Net income (loss) per Share
Basic and diluted	$(176.66)	$(0.00)			$(3.63)
Basic and diluted	$(176.66)	$(0.00)			$(3.63)

Weighted average shares outstanding
Basic	50,000	5,696,800	(3,314,000)	B,C,D,E	2,432,800
Diluted	50,000	5,696,800	(3,314,000)	B,C,D,E	2,432,800

See notes to financial statements

Unaudited Notes to Pro Forma Combined Financial Statements

On April 22, 2010, Silver Pearl Enterprises, Inc., (the “Silver Pearl” or the "Company"), entered into a Share Exchange Agreement (the “Exchange Agreement”), with (i) Keyuan International Group Limited a company organized under the laws of British Virgin Islands (“Keyuan International”),,”), (ii) Delight Reward Limited, the sole shareholder of Keyuan International and a company organized under the laws of the British Virgin Islands ”), and Denise Smith, our former principal stockholder (“Smith”).Pursuant to the terms of the Exchange Agreement, the Keyuan International’s Shareholders transferred to us all of the Keyuan International shares in exchange for the issuance of 47,658 shares of shares of our Series M preferred stock.  As a result of the Share Exchange, we are now the holding company of Keyuan Plastics Co. Ltd., the operating subsidiary of Keyuan International organized in the People’s Republic of China (“China” or the “PRC”) and engaged in manufacturing and supplying various petrochemical products in China.

Immediately prior to the Share Exchange, 3,264,000 shares of our outstanding common stock were cancelled and retired.  Keyuan International also deposited $400,000 into an escrow account, which amount was paid to the Remediation Principal Shareholder, who owned the 3,264,000 shares, as a result of the Share Exchange having been consummated.

As a result of the transactions described above, we became the record and beneficial owner of 100% of the share capital of Keyuan International and therefore own 100% of the share capital of its subsidiaries and  Variable Interest Entities indirectly.

As a result of the Share Exchange, the cancellation of 3,264,000 shares and the closing of Series A financing, we will have 3,094,362 shares of common stock, 5,954,058 shares of Series A preferred and 47,658 shares of Series M preferred issued and outstanding.  Pursuant to the terms of the Agreement, Keyuan International’s officers and directors were appointed as our officers and directors, and Denise Smith resigned as our President, CEO and sole director.  However, the change in our board of directors will not be effective until 10 days after the mailing of a Schedule 14F Information Statement to our shareholders, which we expect to do promptly after the closing of the Share Exchange.

The transaction was regarded as a reverse merger whereby Keyuan International was considered to be the accounting acquirer as it retained control of Silver Pearl after the Share Exchange.

All amounts of Remediation were reversed as the net assets assumed by Keyuan International in the reverse merger were $0 after the Company satisfied the remaining portion of a $58,717 line of credit with part of the $400,000 escrow deposit (described above).

Operating through our wholly-owned subsidiary, Keyuan Plastics, Co. Ltd. (“Keyuan Plastics”), located in Ningbo, China, we are a leading independent manufacturer and supplier of various petrochemical products in China. Through Keyuan Plastics, our operations include (i) an annual petrochemical manufacturing capacity of 550,000 metric tons (MT) of a variety of petrochemical products, (ii) facilities for the storage and loading of raw materials and finished goods, (iii) a manufacturing technology that can support our manufacturing process with low raw material costs and high utilization and yields, (iv) a strong management team consisting of petrochemical experts with proven track records from some of China’s largest state-owned enterprises in the petrochemical industry, and (v) a robust customer base with long-term purchase contracts.

The consolidated financial statements reflect all predecessor statements of income and cash flow activities and include the accounts of Keyuan International, and its subsidiaries and Variable Interest Entities (VIEs).   Keyuan International (and its historical financial statements) is the continuing entity for financial reporting purposes.

The preceding unaudited pro forma combined balance sheet represents the combined financial position of Keyuan International as of December 31, 2009, as if the reverse merger acquisition occurred on December 31, 2009.  The unaudited combined income statements give effect to the reverse acquisition of Keyuan International by Silver Pearl assuming that the reverse acquisition took place on January 1, 2010.

The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the reverse acquisition of Keyuan International had been consummated as of the beginning of the period indicated, nor is necessarily indicative of the result of future operations.

Assumptions and Adjustments:

A)	Per the terms of the Share Exchange, Silver Pearl was delivered with zero assets and zero liabilities at time of closing;

B)
At closing and pursuant to the Exchange Agreement, we acquired all of the issued and outstanding capital stock of Keyuan International in exchange for the issuance of 47,658 shares of Series M preferred stock;

C)	In exchange for $400,000, the Company agreed to cancel 3,264,000 shares of common stock;

D)
At closing, common stock of Keyuan International will be reclassified to additional paid-in-capital to reflect the additional shares of Series M preferred stock issued as part of the Share Exchange; and

E)	Silver Pearl issues 5,954,058 shares of convertible Series A preferred stock and 661,562 shares of common stock at $3.50 per share to investors for net proceeds of approximately $21,300,000.